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                                   EXHIBIT 5.1

                                      November 12, 1996

Barrister Information Systems Corporation
465 Main Street, Suite 700
Buffalo, NY   14203-1788

Re:      Registration Statement on Form S-8
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Ladies and Gentlemen:

         I am delivering this opinion at your request in connection with the registration by Barrister Information Systems Corporation (the "Company") under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder (the "Act"), of 533,334 shares of the Company's Common Stock, par value $.24 per share (the "Shares"), for issuance and sale by the Company pursuant to the above-referenced registration statement (the "Registration Statement") under the Company's 1989 Stock Incentive Plan, as amended (the "Plan").

         The opinion set forth in this letter is based upon (1) my review of (a) the Registration Statement, (b) the Plan, (c) originals, or copies authenticated to my satisfaction, of the Company's Certificate of Incorporation, as amended, its By-laws, as amended, and records of certain of its corporate proceedings and
(d) such other certificates, opinions and instruments as I have deemed necessary and (2) my review of such published sources of law as I have deemed necessary. I have assumed that when the Shares are sold appropriate certificates complying with applicable law evidencing the Shares will be properly executed.

         Based upon the foregoing, it is my opinion that the Shares have been duly authorized, and when the Shares are issued and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/  Mark C. Donadio
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                                          Mark C. Donadio
                                          Secretary and General Counsel